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                                                                  Exhibit 10(30)
                               SECOND AMENDMENT TO
                             2001 RESTATEMENT OF THE
                          HARRAH'S ENTERTAINMENT, INC.
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

                  WHEREAS, Harrah's Entertainment, Inc. (the "Company") maintains the 2001 Restatement of the Harrah's Entertainment, Inc. Executive Supplemental Savings Plan (the "Plan") in order to provide its key executives with an opportunity and incentive to save for retirement and other purposes; and

                  WHEREAS, it is desirable to amend the Plan to provide (i) that participants may elect to defer up to 25% of their salary during any deferral period, (ii) that any before-tax deferrals by a participant into the Company's Savings and Retirement Plan (up to 6% of the participant's salary) which cannot be deferred under that plan on a before-tax basis as a result of any law or regulation will be automatically deferred under the Plan and that such deferrals shall not be subject to the 25% limit on deferrals of salary, (iii) that participants who at the request of the Company transfer their employment to JCC Holding Company or one of its subsidiaries will continue to be participants in the Plan for purposes of continued vesting, timing of distributions and eligibility for certain Company enhancement contributions and (iv) that the Trust Fund will be fully funded immediately before any Change of Control; and

                  WHEREAS, Section 12.1(a) of the Plan provides that the Company has the right to amend the Plan; and

                  WHEREAS, Section 9.9 of the Plan provides that any action to be taken by the Company shall be taken by its Board of Directors or the appropriate committee of its Board of Directors; and

                  WHEREAS, the Human Resources Committee of the Company's Board of Directors has approved the adoption of this Second Amendment.

                  NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective January 1, 2002, except as otherwise provided below, as follows:

                  1. By substituting the following for the first sentence of
Section 3.5 of the Plan:

                     "If a former Employee is rehired by an Employer and is eligible to participate in the Plan, he shall reenter the


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Plan on the same basis as a newly eligible Employee in accordance with the provisions of Section 3.1 (SELECTION OF PARTICIPANTS)."

                  2. By substituting for Sections 4.1(a) and (b) of the Plan as follows:

                     "(a) SALARY DEFERRAL CONTRIBUTIONS. A Participant may elect to defer a maximum of 25% of the Salary otherwise payable to him during the Deferral Period, or such other maximum amount as may be prescribed by the EDCP Committee as the Salary Deferral Contribution limit for all Participants or pursuant to subsection (c); PROVIDED, HOWEVER, that Savings and Retirement Plan Rollover Deferrals pursuant to subsection (d) below shall be in addition to any Salary Deferral Contributions permitted under this subsection (a)."

                  3. By inserting new Section 4.1(d) to the Plan as follows:

                     "(d) SAVINGS AND RETIREMENT PLAN ROLLOVER DEFERRALS. In addition to the deferrals permitted under subsection (a) above, any Participant that participates at the maximum before-tax percentage contributions under the Savings and Retirement Plan shall be deemed to have elected to defer into this Plan as a Savings and Retirement Plan Rollover Deferral that portion of eligible Savings and Retirement Plan earnings which the Participant elected to defer under such Savings and Retirement Plan which could not be deferred on a before-tax basis under any such plan due to any law or regulation, but excluding any amount which was actually deferred into the Savings and Retirement Plan but distributed back to the Participant in a following plan year."

                  4. By substituting for Section 4.2 of the Plan as follows:

                     "4.2 MATCHING CONTRIBUTIONS.

                          (a) Each Employer shall make a Matching Contribution
on behalf of each of its Participants who has elected to make Salary Deferral Contributions or has had any Savings and Retirement Plan Rollover Deferrals pursuant to Section 4.1(d) during the Deferral Period under Section 4.1 (PARTICIPANT CONTRIBUTIONS) and is eligible to receive a matching contribution under the Savings and Retirement Plan. No Matching Contributions shall be made with respect to Bonus Deferral Contributions. The Matching Contribution shall be credited to each eligible Participant's Matching Contribution


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Account as of the year-end Valuation Date or date of termination.

                          (b) The Matching Contribution for each eligible
Participant shall equal the difference between

                              (1)      the sum of

                                       (A)   100% of the Participant's
                     contributions to the Savings and Retirement Plan for its plan year coinciding with the Deferral Period, plus

                                       (B)   100% of the Participant's Salary
                     Deferral Contributions and Savings and Retirement Plan Rollover Deferrals in the Deferral Period,

up to the Matching Limit as applied to the Participant's Salary, less

                              (2) the Employer's matching contribution for such
                  Participant under the Savings and Retirement Plan."

                  5. By substituting for Section 13.5 of the Plan as follows:

                     "13.5 FUNDING UPON A CHANGE OF CONTROL. Immediately before the occurrence of a Change of Control, the Company shall determine whether, for any reason, the assets of the Trust Fund are less than the aggregate Account balances of all Participants (determined without regard to the vested interest of each Participant) and transfer an amount equal to the deficiency to the Trustee of the Trust. If it is discovered at any time that the amount initially transferred is less than the total amount called for by the preceding sentence, the shortfall, including any accrued interest on the shortfall, shall be transferred to the Trustee immediately upon the discovery of such error."

                  6. Effective as of January 1, 2001, by adding the attached
                     Appendix I to the Plan.


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                  IN WITNESS WHEREOF, the Company has caused this Second
Amendment to be executed by a duly authorized officer on this 20th day of November, 2001.

                                                  HARRAH'S ENTERTAINMENT, INC.




                                                  By: /s/ MARILYN G. WINN
                                                      --------------------

                                                  Name: Marilyn G. Winn
                                                  Title: SVP Human Resources


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                                   APPENDIX I

                  This Appendix I amends the provisions of the Plan as applicable to JCC Participants and is effective with respect to a Participant upon employment by JCC of such Participant as a JCC Participant.

                  1.       DEFINITIONS.

                            (a) "JCC" means JCC Holding Company and its
subsidiaries.

                            (b) "JCC PARTICIPANT" means each Participant in the
Plan who is no longer employed by an Employer but who is an employee of JCC and whose employment with an Employer and subsequent employment with JCC was initiated at the request of the Company.

                            (c) "JCC SAVINGS AND RETIREMENT PLAN" means the
retirement plan qualified under Section 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, in which employees of JCC and its subsidiaries participate.

                            (d) "YEARS OF VESTING SERVICE" with respect to a JCC
Participant shall mean the years of service credited to an individual for vesting purposes under the Savings and Retirement Plan, determined in accordance with all applicable provisions of the Savings and Retirement Plan, and the JCC Savings and Retirement Plan, determined in accordance with all applicable provisions of the JCC Savings and Retirement Plan to the extent not inconsistent with the Savings and Retirement Plan.

                  2.        NO TERMINATION OF EMPLOYMENT.

                  Participants in the Plan who become JCC Participants shall not be treated as having terminated their employment with an Employer for purposes of Sections 3.4, 4.7(b)(1), or 5.4(c) or Articles 7, or 8 of the Plan until the earlier to occur of :

                            (a) the date the JCC Participant's employment with
JCC and its subsidiaries is terminated; provided JCC Participant is not re-employed by the Company or any Affiliate, or

                            (b) the date the Company no longer holds a direct or
indirect equity ownership interest in JCC.

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                  3.        CONTRIBUTIONS.

                            (a) JCC Participants may not make Salary Deferral
Contributions or Savings and Retirement Plan Rollover Deferrals to the Plan.

                            (b) JCC Participants shall not be entitled to
receive any Discretionary Contributions.

                            (c) Each JCC Participant who received an initial
Enhancement Contribution as described in subsection 4.7(a) of the Plan shall be credited with the second Enhancement Contribution under subsection 4.7(b)(1) if he continues to be employed by, or receives salary continuation payments from JCC until the date he attains age 55 and has completed 10 Years of Service.

                  4. TERMINATION. The terms of this Appendix I shall terminate and shall no longer be in effect as to any JCC Participant on the earlier of (a) the date this Appendix I is otherwise terminated by the Company, or (b) the date the Company no longer holds directly or indirectly any equity ownership interest in JCC.


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